 CUSIP NO. 49460W-01-0                                              SCHEDULE 13D

                                    Exhibit A
                            JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated:  October 6, 1997

RICHARD C. BLUM & ASSOCIATES, L.P.       RICHARD C. BLUM & ASSOCIATES, INC.

By  /s/ Murray A. Indick                 By  /s/ Murray A. Indick
    -----------------------------            -----------------------------------

Murray A. Indick                         Murray A. Indick
Managing Director                        Managing Director, General Counsel
  and General Counsel                      and Secretary

STINSON CAPITAL PARTNERS, L.P.           By /s/ Murray A. Indick
BK CAPITAL PARTNERS IV, L.P.                ------------------------------------
                                         RICHARD C. BLUM

By  Richard C. Blum & Associates,        By  Murray A. Indick,
  L.P., its General Partner              Attorney-in-Fact

By  /s/ Murray A. Indick                 THE CARPENTERS PENSION TRUST FOR
    ------------------------------       SOUTHERN CALIFORNIA
Murray A. Indick
Managing Director
  and General Counsel                    UNITED BROTHERHOOD OF CARPENTERS
                                         AND JOINERS OF AMERICA LOCAL UNIONS
                                         AND COUNCILS PENSION FUND
PRISM PARTNERS I, L.P.                   INSURANCE COMPANY SUPPORTED
                                         ORGANIZATIONS PENSION PLAN
By  Weintraub Capital Management,
  its General Partner
                                         By  Richard C. Blum & Associates, L.P.,
By  /s/ Jerald M. Weintraub                its Investment Advisor
    ------------------------------
Jerald M. Weintraub
Managing General Partner                 By  /s/Murray A. Indick
                                             -----------------------------------
                                         Murray A. Indick
WEINTRAUB CAPITAL MANAGEMENT             Managing Director
                                           and General Counsel
By  /s/ Jerald M. Weintraub
    ------------------------------
Jerald M. Weintraub,                     RCBA PURCHASER I, L.P.
Managing General Partner

                                         By  Richard C. Blum & Associates, L.P.,
                                           its General Partner

                                         By  /s/ Murray A. Indick
                                             -----------------------------------
/s/ Jerald M. Weintraub                  Managing Director
-----------------------------------        and General Counsel
JERALD M. WEINTRAUB

                          [CONTINUED ON THE NEXT PAGE]


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 CUSIP NO. 49460W-01-0                                              SCHEDULE 13D
FREMONT PARTNERS, L.P.
FP ADVISORS
FREMONT GROUP, L.L.C.
FREMONT INVESTORS, INC.
FREMONT PURCHASER II, INC.

By  /s/ R.S. Kopf
    ----------------------------------
R.S. Kopf
Executive Officer or Executive
Officer of a Partner of each
Fremont Reporting Person

By /s/ James R. Leininger, M.D.
   -----------------------------------
JAMES R. LEININGER, M.D.


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